UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2011

American Vantage Companies
(Exact Name of Registrant as Specified in Its Charter)

Nevada	0-10061	04-2709807
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

P. O. Box 81920, Las Vegas, Nevada	89180
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (702) 227-9800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02           Termination of a Material Definitive Agreement.

On January 3, 2008, American Vantage Companies (the “Company”) purchased a 4,045 square foot ‘grey-shell’ building in Las Vegas, Nevada for use as its corporate office.  The total cost of $1,452,000 included the building acquisition cost and building improvements, which were completed in July 2008.  The building acquisition cost and building improvements were financed with SouthwestUSA Bank.  See the Company’s Form N-CSR “Certified Shareholder Report of Registered Management Investment Companies” filed on September 15, 2008 for additional information.

On September 29, 2010 the Company executed a “Change in Terms Agreement” with Plaza Bank, successor in interest to SouthwestUSA Bank.  The Change in Terms Agreement provided for (i) an interest-only payment of $9,000 on November 28, 2010; (ii) an  interest-only payment of $55,000 on February 28, 2011; (iii) thirty-one monthly principal and interest payments in the amount of $7,000 each, beginning March 28, 2011; and, (iv) one estimated principal and interest payment of $1,073,000 due on October 28, 2013.  The Company made no further payments subsequent to the November 28, 2010 obligation.

As recorded in the Office of the Clark County, Nevada Recorder on June 21, 2011, the Company and Plaza Bank entered into an “Agreement to Transfer Property by Deed in Lieu of Foreclosure” (the “Transfer Agreement”).  Excluding $1,600 of real property taxes, the Transfer Agreement provides for full satisfaction of the principal and accrued interest totaling approximately $1,200,000 and any other related corporate building obligations.

Effective May 1, 2011, the Company’s corporate office was relocated to approximately 1,900 square feet of office space at 5550 South Fort Apache Road, Suite #102, Las Vegas, Nevada, 89148.  The “Commercial Lease Agreement” (the “Lease Agreement”) provides for monthly rental amounts of $2,000 inclusive of taxes, insurance, maintenance and other expenses related to the leased property.  The Lease Agreement terminates on December 31, 2011, but at the Company’s discretion, may annually be renewed through December 31, 2012 and 2013 at an escalating lease rental rate.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Agreement to Transfer Property By Deed in Lieu of Foreclosure, dated June 16, 2011 by Plaza Bank, successor in interest to SouthwestUSA Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VANTAGE COMPANIES
(Registrant)

Date: June 25, 2011	By:	/s/ Ronald J. Tassinari
	Name:	Ronald J. Tassinari
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Agreement to Transfer Property By Deed in Lieu of Foreclosure, dated June 16, 2011 by Plaza Bank, successor in interest to SouthwestUSA Bank.